UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 31, 2020

MAXAR TECHNOLOGIES INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-38228	83-2809420
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 W. 120th Avenue, Westminster, Colorado		80234
(Address of principal executive offices)		(Zip Code)

303-684-2207
(Registrant’s telephone number, including area code)

N/A

(Former name or address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, at $0.0001 par value	MAXR	New York Stock Exchange, Toronto Stock Exchange
Series A Junior Participating Preferred Stock, at $0.01 par value	---	---

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On March 31, 2020, an arbitral tribunal issued a final decision in favor of the Company related to claims asserted against it by a Ukrainian customer, dismissing the customer’s claims in their entirety.  As previously disclosed in the Company’s SEC filings, the Company entered into an agreement with the Ukrainian customer in 2010 to provide a communication satellite system. In 2014, following the annexation of Crimea by the Russian Federation, the Company declared force majeure with respect to the program.  Following various unsuccessful efforts to arrive at a new contractual framework to take account of the changed circumstances, the Company terminated the contract.  The Company completed work on the spacecraft, which is in storage. In July 2018, the Ukrainian customer issued a statement of claim in the arbitration it had commenced against the Company, challenging its right to terminate for force majeure and seeking recovery from it in the amount of approximately $227 million. A hearing on the merits was conducted in December 2019 before an arbitral tribunal under the United Nations (UNICTRAL) Arbitration Rules.  In addition to dismissing the customer’s claims in their entirety, the tribunal awarded the Company costs and attorney’s fees.  The Company recorded a reserve related to this case in its financial statements previously filed with SEC and as such will provide an update on accounting treatment of that reserve in its first quarter 2020 earnings release and quarterly SEC filing.

Cautionary Note Regarding Forward-Looking Statements

Certain statements and other information included in this Current Report constitute “forward-looking information” or “forward-looking statements” (collectively, “forward-looking statements”) under applicable securities laws. Statements including words such as “may”, “will”, “could”, “should”, “would”, “plan”, “potential”, “intend”, “anticipate”, “believe”, “estimate” or “expect” and other words, terms and phrases of similar meaning are often intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties, as well as other statements referring to or including forward-looking information included in this Current Report.

Forward-looking statements are subject to various risks and uncertainties which could cause actual results to differ materially from the anticipated results or expectations expressed in this Current Report. As a result, although management of the Company believes that the expectations and assumptions on which such forward-looking statements are based are reasonable, undue reliance should not be placed on the forward-looking statements because the Company can give no assurance that they will prove to be correct. The risks that could cause actual results to differ materially from current expectations include, but are not limited to, the risk factors and other disclosures about the Company and its business included in the Company’s continuous disclosure materials filed from time to time with Canadian and U.S. securities regulatory authorities, which are available online under the Company's EDGAR profile at www.sec.gov, under the Company’s SEDAR profile at www.sedar.com or on the Company's website at www.maxar.com.

The forward-looking statements contained in this Current Report are expressly qualified in their entirety by the foregoing cautionary statements. All such forward-looking statements are based upon data available as of the date of this Current Report or other specified date and speak only as of such date. The Company disclaims any intention or obligation to update or revise any forward-looking statements in this Current Report as a result of new information or future events, except as may be required under applicable securities legislation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: April 2, 2020	Maxar Technologies Inc.

	By:	/s/ James C. Lee
Name: James C. Lee
Title: Senior Vice President, General Counsel and Corporate Secretary